Exhibit 26(d)(vi)
The Prudential Insurance Company of America
Explanation of Variable Language for
115320 CONGVUL MMYYST
There are two types of variable material set forth in brackets within this contract. These types are:

A.	Illustrative material; and

B.	Specific variable material.
Illustrative material consists of any entries such as dates, names, addresses, numbers, percentages, classes eligible, amounts, times and ages which may be varied.
The effective date of coverage may vary by case. It may be the first day of the month, or it may be another date mutually agreed upon by Prudential and the Contract Holder.
Ranges (e.g., percentages, amounts, times) are shown for some illustrative material and are indicated by arrows on the forms. Actual entries will always fall within the ranges, but may be revised as appropriate. For example, “30 days” may be changed to “1 month” or “365 days” may be changed to “1 year”.
The term “Contract Holder” may be replaced by “Employer”, “Administrator”, the client’s legal name, the name of the Contract Holder or Employer or other appropriate term. Following the Term Contract Holder, reference may be added to either the “third party administrator” for whom the Contract Holder has delegated a particular task, or the “licensed producer” to whom the Contract Holder has delegated a particular task.
The term “person” or “Employee” may be replaced by the term “Associate”, “Member”, “Participant” or other appropriate term describing a member of the group insured. A term such as “Employee” may also be added in front of any coverage name.
The terms “Dependent”, “Spouse”, “Domestic Partner” or “Child” may be deleted or modified to reflect only the applicable dependents under the Contract Holder’s plan.
The coverage names may be referred to by other appropriate names, such as “Basic”, “Optional”, or “Supplemental”.
The bracketed references will be appropriately modified to reflect grammatical form.
Specific variable material is noted by margin notes. Specific variable material will be changed only as indicated in the marginal note explanations shown below. But, illustrative material that appears within specific variable material may be varied as described above.

The Prudential Insurance Company of America
Explanation of Variable Language for
115320 CONGVUL MMYYST

Page 1 (Cover – COV 5001)
Marginal Notes

1.	This item may be deleted when the Contract Holder is not eligible for premium refunds.

2.	This item may be revised to reflect Prudential’s organizational structure.

3.	Any of these coverages will be deleted if not included under the Group Contract.

The Prudential Insurance Company of America
Explanation of Variable Language for
115320 CONGVUL MMYYST

Page 2 (Group Contract Schedule – GCS 5001)
Marginal Notes

1.	This item may be deleted if the Contract Holder does not have any Associated Companies covered under the Group Contract. If included, it may be replaced by the following generic statement:

Associated Companies: Associated Companies are employers who are the Contract Holder’s subsidiaries or affiliates and are reported to Prudential in writing for inclusion under the Group Contract, provided that Prudential has approved such request.
2. This item may be revised to delete either entry that are not applicable to the contract holder’s plan.

3. This section is variable in order to accommodate non-employer groups such as associations, credit or labor unions, or trusts, as allowed by state law. The only changes in this section will be references to employment. If this section is included, the second paragraph will be deleted if the generic statement is used for Associated Companies entry on the page.

4.	The list of forms may vary depending on the Contract Holder's plan of benefits. Form numbers or page numbers may also be added or may replace the form names.

The Prudential Insurance Company of America
Explanation of Variable Language for
115320 CONGVUL MMYYST

Pages 3 - 4 (Schedule of Premium Rates – SPR 5001)
Marginal Notes

1.	This item may be deleted if the Fees provision is not included on the page.

2.	The coverages included under the Group Contract may be listed with rates shown for each coverage. Rates may be shown on an annual, semi-annual, quarterly, monthly or other appropriate basis.

3.
References to the 2017 Commissioners Standard Ordinary Mortality Table – 100% Male Composite Ultimate - Age Last Birthday may be changed to the 2001 Commissioners Standard Ordinary – 80% Male / 20% Female Composite Ultimate - Age Last Birthday, depending upon which applies to the certificates that are part of the group when the contract is issued. If both the 2017 and 2001 Commissioners Standard Ordinary Tables are part of the group contract, this item will be replaced with the following:

*In no event will the monthly rate be higher than 400% of the applicable amount under the 2017 Commissioners Standard Ordinary Mortality Table – 100% Male Composite Ultimate - Age Last Birthday for Group Insurance Certificate(s) issued on or after January 1, 2020 or higher than 200% of the applicable amount under the 2001 Commissioners Standard Ordinary Mortality Table – 80% Male / 20% Female Composite Ultimate - Age Last Birthday for Group Insurance Certificates issued prior to January 1, 2020.

When the 2017 Commissioners Standard Ordinary Table applies,

a.	the percent shown will not exceed 400%;

b.
reference to 100% Male may be replaced with 100% Female or another Male/Female percentage split. If the plan is a unisex plan and it is not 100% Male or 100% Female, the percentage Male will never exceed 80%.

When the 2001 Commissioners Standard Ordinary Table applies:

a.	the percent shown will not exceed 200%;

b.	for plans rated on a unisex basis, the percent Male will never exceed 80%.

4.	This item may be deleted in whole or in part if not applicable to the contract holder’s plan.

5.	This item may be deleted if performance guarantees have not been agreed upon by Prudential and the Contract Holder. If included, it may be revised as follows:

•	The first sentence may be revised to delete any of the additional services or to add contract document preparation, account management services or quality results.

•	The second paragraph may show one of the following methods of payment other than by check: deposit into an advance premium account or establishment of a premium holiday.

•	The last paragraph may be deleted for a non-ERISA plan.

•	The last paragraph may be revised to include funds in an advance premium account that are used at the termination of the Group Contract being transferred to the Contract Holder.

The Prudential Insurance Company of America
Explanation of Variable Language for
115320 CONGVUL MMYYST

Page 5 - 9 (General Rules – GR 5001)
Marginal Notes

1.	This item may be revised as follows:

•
If the grace period is increased, the fourth sentence regarding the length of the grace period may be revised as follows:

The Contract Holder may pay each premium other than the first (a) within 31 days of the Premium Due Date without being charged interest, and (b) within 32 to <45 – 120> days of the Premium Due Date with interest.

•	If the Contract Holder is a non employer group the section may be revised as follows:

Premium contributions are to be paid by the Members to the Contract Holder or to a third party administrator if one is chosen by the Contract Holder. Collected premiums from these contributions are to be paid by the Contract Holder, or by the third party administrator to whom the Contract Holder has delegated this task, to Prudential. Each may be paid at a Prudential office or to one of its authorized agents. One is due on each Premium Due Date stated in the Group Contract Schedule. The Contract Holder may pay each premium other than the first within <31 – 120> days of the Premium Due Date without being charged interest. Those days are known as the grace period. The Contract Holder is liable to pay premiums to Prudential for the time the Group Contract is in force.

2.	This item may be deleted if the additional provisions under the Universal Life Coverage are not part of the contract holder’s plan.

3.	Any of the numbered or lettered items may be deleted if not applicable to the contract holder’s plan.

4.	This item may be deleted if not applicable to the contract holder’s plan.

5.	This item may be deleted in its entirety if the Contract Holder is not entitled to premium refunds.

6.    This item may be revised as follows:

•	Any termination condition not appropriate to the case may be deleted.

•	The termination conditions may be set forth without reference to the Group Contract Schedule.

7.
This item may be deleted if there is no continuation provision under the contract holder’s plan. If included, it may be revised to delete reference to Employee’s Spouse or Domestic Partner if the Employee’s Spouse or Domestic Partner is not eligible for coverage under the contract holder’s plan.

8.	This item may be deleted in whole or may be revised to delete references to class of risk or age or delegated third party Administrators.

9.	This item may be deleted if dependents coverage is not included under the contract holder’s plan.

10.	This item may be deleted in whole or part depending on the Other Goods and Services that are included under the Contract as well as who is providing the services.

The Prudential Insurance Company of America
Explanation of Variable Language for
115320 CONGVUL MMYYST

Page 10-11 (Modifications of the Group Contract of a Contract Holder Who is a Medicare Provider – MOD 5001)
This page will be included when the Contract Holder is a Medicare Provider otherwise it will be deleted in its entirety.

The Prudential Insurance Company of America
Explanation of Variable Language for
115320 CONGVUL MMYYST

Page 12 (Schedule of Plans – SCH 5001)
Marginal Notes

1.	This item will be modified to list the client specific identifying codes of the Group Insurance Certificates that are part of the Group Contract.

The Prudential Insurance Company of America
Explanation of Variable Language for
115320 CONGVUL MMYYST

Page 13 (Additional Premiums – APC 5001)
This page is optional and may be deleted in its entirety if not applicable to the contract holder’s plan.

Marginal Notes

1.	This item may be deleted or revised to describe the coverages or eligible classes to which the Additional Premiums apply.

2.	This item may be revised to delete point 1 or 2 or to describe an alternate definition of Contract Year (e.g., calendar year). If either point is deleted, the other point will remain.

3.	This item may be deleted if not applicable to the contract holder’s plan.

The Prudential Insurance Company of America
Explanation of Variable Language for
115320 CONGVUL MMYYST

Page 14 (Voluntary Additional Premiums – VAP 5001)
This page is optional and may be deleted in its entirety if not applicable to the contract holder’s plan.

Marginal Notes

1.
This item may be deleted (if the Additional Premium is applicable to all coverage(s) under the Group Contract) or revised to describe the coverage(s) or eligible class(es) to which the Additional Premium applies.

2.	This item may be revised to delete point 1 or 2 if not applicable to the contract holder’s plan.

3.	This item may be included as shown or replaced by the term “allocating divisible surplus”.

The Prudential Insurance Company of America
Explanation of Variable Language for
115320 CONGVUL MMYYST

Pages 15 - 16 (Special Reserve – RES 5001)
This page is optional and may be deleted in its entirety if not applicable to the contract holder’s plan.

Marginal Notes

1.
This item will be deleted if the Special Reserve does not apply to the additional provisions under the Universal Life Coverage. It may also be revised to specify which additional provisions under the Universal Life coverage that the Special Reserve applies to (i.e. Additional Provisions for Accidental Death and Dismemberment Coverage or Additional Provisions for Dependents Term Life Coverage).

2.	This item may be deleted if not applicable to the contract holder’s plan.

3.	The interest rate may be revised:
•to use other appropriate U.S. Treasury instruments;
•to increase, decrease or omit the basis points;
•to replace the item with a discrete, numerical percentage;
•to change the time period over which averaging may occur.

4.	This item will be deleted if the interest rate is not based on U.S. Treasury instruments.

The Prudential Insurance Company of America
Explanation of Variable Language for
115320 CONGVUL MMYYST

Page 17 (Combination of Experience – CMB 5001)
This page is optional and may be deleted in its entirety if not applicable to the contract holder’s plan.

Marginal Notes

1.
This item may be deleted entirely if no separate experience applies or it may be revised if the separate experience applies to an employment classification, a coverage or coverages, a class of insureds under a coverage, or a contract.

The Prudential Insurance Company of America
Explanation of Variable Language for
115320 CONGVUL MMYYST

Page 18 (Separate Experience – SEP 5001)
This page is optional and may be deleted in its entirety if not applicable to the contract holder’s plan.

Marginal Notes

1.	This item may be revised if the separate experience applies to a class or classes of insureds, a specific coverage or coverages, or a class of insureds under a coverage.

The Prudential Insurance Company of America
Explanation of Variable Language for
115320 CONGVUL MMYYST

Page 19 (Application – APP 5001)
Marginal Notes

1. This item may be deleted if not applicable to the contract holder’s plan.

The Prudential Insurance Company of America
Explanation of Variable Language for
115320 CONGVUL MMYYST

Page 20 (Application – APP 5002)
Marginal Notes

1.	This item will describe the Employees for whom the Group Contract's coverage is being rewritten in whole or in part.

2.	This item may be revised to refer to replacing "all", "part" or "all or part" of prior Group Contracts.

3.	This item may be deleted if not applicable to the contract holder’s plan.